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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE
March 22, 2001

                         ASSISTED LIVING CONCEPTS, INC.

                            ENGAGES FINANCIAL ADVISOR

        PORTLAND, OREGON, MARCH 22, 2001 -- Assisted Living Concepts, Inc. (AMEX: ALF), a national provider of assisted living services, announced today that it has engaged Jefferies & Company, Inc. ("Jefferies") as a financial advisor to explore restructuring the Company's obligations to both its convertible debenture holders and the lessors of certain under-performing leases.

        The Company and Jefferies intend to initiate discussions with these debenture holders and lessors in the near future. There is no assurance that the Company will be successful in restructuring its obligations.

CONTACT INFORMATION:

Wm. James Nicol, Chairman, President and Chief Executive Officer
(503) 252-6233

Drew Q. Miller, Senior Vice President, Chief Financial Officer and Treasurer
(503) 408-5293